EXECUTION VERSION
FIRST AMENDMENT TO FOURTH LENDER FORBEARANCE AGREEMENT

This First Amendment to Fourth Lender Forbearance Agreement (this “Amendment”) is entered into as of June 2, 2021, by and among GTT Communications, Inc., a Delaware corporation (the “U.S. Borrower”), GTT Communications, B.V., a company organized under the laws of the Netherlands (the “EMEA Borrower” and, together with the U.S. Borrower, the “Borrowers”), the guarantors party hereto, each of the undersigned Secured Creditors (which constitute the Required Revolving Lenders, the Required Lenders and the Existing Secured Hedge Providers (as defined below)) (collectively, the “Consenting Lenders”) and KeyBank National Association, as Administrative Agent under the Credit Agreement (together with the Borrowers and the Consenting Lenders, the “Parties”).
RECITALS
A.    The U.S. Borrower, the EMEA Borrower, the lenders party thereto, KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”), and certain other financial institutions party thereto, are parties to that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which the U.S. Borrower entered into the Revolving Commitments and incurred the U.S. Term Loans and the EMEA Borrower incurred the EMEA Term Loans. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement or the Forbearance Agreement (as defined below), as applicable.
B.    The U.S. Borrower is a party to Secured Hedge Agreements with each of the Secured Hedge Providers party hereto (collectively, the “Existing Secured Hedge Providers”) and the obligations of the U.S. Borrower thereunder constitute U.S. Obligations that are secured by the U.S. Collateral pursuant to the terms of the U.S. Security Documents.
C.    The Borrowers and certain of the Guarantors entered into that certain Fourth Lender Forbearance Agreement and Amendment No. 6, dated as of May 10, 2021 (the “Forbearance Agreement”) with the Administrative Agent, the Forbearing Lenders (as defined therein) and the Existing Secured Hedge Providers.
D.    On May 17, 2021, the Forbearing Lenders and certain of the Existing Secured Hedge Providers consented to an extension of the date and time “5:00 p.m., New York City time, on May 17, 2021” in clause (2) of the definition of “Termination Event” in Section 2(a) of the Forbearance Agreement to the date and time “5:00 p.m., New York City time, on June 3, 2021”.
E.     Subject to the terms and conditions set forth in the Forbearance Agreement, the Forbearing Lenders have agreed to forbear, solely during the Lender Forbearance Period, from exercising their default-related rights and remedies against the Credit Parties with respect to the Lender Specified Defaults.
F.    The Borrowers and the Consenting Lenders (which constitute the Requisite Forbearing Lenders) desire to amend the Forbearance Agreement as set forth in this Amendment.
        NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1.    Amendments to Forbearance Agreement.
(a)        The date “June 3, 2021” in clause (2) of the definition of Termination Event in Section 2(a) of the Forbearance Agreement is hereby replaced with “June 17, 2021”.
(b)        Clause (C) of the definition of Forbearance Default in Section 2(a) of the Forbearance Agreement is hereby amended and restated as follows:
“the occurrence of the Completion (as defined in the Existing Infrastructure Sale Agreement) on any date earlier than the date that is twenty (20) Business Days after the date on which the last Condition (as defined in the Existing Infrastructure Sale Agreement) is satisfied or waived, in accordance with Section 7.1(a)(i) of the Existing Infrastructure Sale Agreement without the prior written consent of the Requisite Forbearing Lenders;”
(c)         Section 5 of the Forbearance Agreement is hereby amended as follows:
(i)     the word “and” at the end of sub-clause (c) is hereby deleted in its entirety;
(ii)    the date “May 17, 2021” in sub-clause (d) is hereby replaced with “June 17, 2021”;
(iii)    the period at the end of sub-clause (d) is hereby replaced with “;”;
(iv)    the following sub-clauses (e), (f) and (g) are hereby added immediately after sub-clause (d):
“(e)    As soon as reasonably practicable, the U.S. Borrower shall notify in advance the Administrative Agent and the Private-Side Lenders of the material terms of any amendment, waiver, supplement or other modification to the Existing Infrastructure Sale Agreement or any Replacement Infrastructure Sale Agreement, which for the avoidance of doubt, shall include any waiver of any Condition under the Existing Infrastructure Sale Agreement. The U.S. Borrower shall deliver written notice to the Administrative Agent and the Private-Side Lenders confirming that the Conditions (as defined in the Existing Infrastructure Sale Agreement) have been satisfied or waived on the date that the last Condition has been satisfied or waived;
(f)    Within two (2) Business Days of receiving from the Ad Hoc Lender Group Advisors (as defined in the Priming Facility Credit Agreement) any objection to an Updated Budget (as defined in the Priming Facility Credit Agreement) pursuant to Section 6.01(d) of the Priming Facility Credit Agreement or any notice (including any notice of default or event of default), letter or other written communications from the Ad Hoc Lender Group (as defined in the Priming Facility Credit Agreement) or the Ad Hoc Lender Group Advisors to the Borrower or its advisors, the Borrower shall provide such objection, notice, letter or other formal written communication to the Administrative Agent; and
(g)    Within two (2) Business Days of receiving any notice (including any notice of default or event of default), letter or other written communication from the Ad Hoc Noteholder Group or the Ad Hoc Noteholder Group Advisors to the Borrower or its

advisors, the Borrower shall provide such notice, letter or other formal written communication to the Ad Hoc Lender Group Advisors.”
SECTION 2.    Effectiveness.
The Forbearance Agreement is and shall remain in full force and effect as of the date hereof except as modified by this Amendment. This Amendment will be effective as of the date when the following conditions have been satisfied (such date, the “Amendment Effective Date”):
(a)    Amendment. Each of the Parties shall have executed and delivered counterpart signature pages of this Amendment to counsel to each of the other Parties (which signature pages may be delivered by counsel and in electronic form).
(b)    No Default or Event of Default. As of the date of this Amendment, no Default or Event of Default shall have occurred and be continuing, other than the Lender Specified Defaults that have occurred and are continuing as of the date hereof.
(c)    Noteholder Forbearance Agreement. The Requisite Forbearing Noteholders (as defined in the Noteholder Forbearance Agreement) shall have provided written consent (which may be evidenced by email from counsel) to the extension of the date “June 3, 2021” in clause (2) of the definition of Termination Event in Section 2(a) of the Noteholder Forbearance Agreement to “June 17, 2021”.
(d)    Priming Facility Credit Agreement. The Required Lenders (as defined in the Priming Facility Credit Agreement) shall have provided written consent (which may be evidenced by email from counsel) to the extension of the date “June 3, 2021” in each of Section 6.01(a) and (b) of the Priming Facility Credit Agreement to “June 17, 2021”.
(e)    Fees and Expenses. To the extent invoiced at least two (2) Business Days prior to the date of this Agreement, the Credit Parties shall have paid the reasonable and documented fees, charges and disbursements of (i) Jones Day, counsel to the Administrative Agent, and one local counsel to the Administrative Agent in each relevant jurisdiction, (ii) Milbank LLP, counsel to certain Term Lenders, (iii) Houlihan Lokey Capital, Inc., financial advisor to certain Term Lenders and (iv) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to certain Term Lenders, in each case, incurred in connection with this Agreement or in connection with any other Loan Documents entered into prior to the Forbearance Effective Date.
SECTION 4.    General Release.
(a)    As of the date of this Amendment, each Credit Party that is a party hereto and the U.S. Borrower, on behalf of each other Credit Party and each of their respective Subsidiaries (collectively, the “Releasors”), to the fullest extent permitted by law, hereby releases, and forever discharges the Administrative Agent, each Lender and each of its or their respective trustees, officers, directors, participants, beneficiaries, agents, attorneys, affiliates and employees, and the successors and assigns of the foregoing (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, defenses, set-offs against the Obligations, and liabilities of any kind or character whatsoever, known or unknown, contingent or matured, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, claimed or unclaimed, in contract or in tort, at law or in equity, or otherwise, including, without limitation, claims or defenses relating to allegations of usury, which relate, in whole or in part, directly or indirectly, to the Loans, the Loan Documents, the Obligations, the Collateral or this

Amendment, in each case, which existed, arose or occurred at any time prior to the date of this Amendment, including, without limitation, the negotiation, execution, performance or enforcement of the Loan Documents and this Amendment, any claims, causes of action or defenses based on the negligence of any of the Released Parties or on any “lender liability” theories of, among others, unfair dealing, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, or otherwise, and any claim based upon illegality or usury (collectively, the “Released Claims”). No Releasor shall intentionally, willfully or knowingly commence, join in, prosecute, or participate in any suit or other proceeding in a position which is adverse to any of the Released Parties, arising directly or indirectly from any of the Released Claims. The Released Claims include, but are not limited to, any and all unknown, unanticipated, unsuspected or misunderstood claims and defenses which existed, arose or occurred at any time prior to the date of this Amendment, all of which are released by the provisions hereof in favor of the Released Parties.
(b)    Each Releasor acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan Documents or this Amendment, that can be asserted either to reduce or eliminate all or any part of any of the Releasors’ liability to the Administrative Agent and the Lenders under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from the Administrative Agent or the Lenders, for or in connection with the Loans or any of the Loan Documents. Each Releasor further acknowledges that, to the extent that any such claim does in fact exist, it is being fully, finally and irrevocably released by them as provided in this Amendment.
(c)    Each Releasor hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist as of the date of this Amendment, which, if known, would have materially affected the decision to agree to these releases. Accordingly, each Releasor hereby agrees, represents and warrants to the Administrative Agent and each Lender that it understands and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each Releasor further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon, and in light of, that realization and that each Releasor nevertheless hereby intends to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Released Claims and all dealings in connection therewith.
(d)    In making the releases set forth in this Amendment, each Releasor acknowledges that it has not relied upon any representation of any kind made by any Released Party.
(e)    It is understood and agreed by the Releasors and the Released Parties that the acceptance of delivery of the releases set forth in this Amendment shall not be deemed or construed as an admission of liability by any of the Released Parties and the Administrative Agent, on behalf of itself and the other Released Parties, hereby expressly denies liability of any nature whatsoever arising from or related to the subject of such releases.
SECTION 5.    Reaffirmation and Acknowledgement.
(a)    Each U.S. Credit Party, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document, including the Forbearance Agreement, to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Obligations under the Loan Documents, including the Forbearance Agreement, are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents, including the Forbearance Agreement, to which it is a party, and (iv) reaffirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral to secure the Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations.
(b)    The EMEA Borrower, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document, including the Forbearance Agreement, to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Non-U.S. EMEA Credit Party Obligations under the Loan Documents, including the Forbearance Agreement, are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents, including the Forbearance Agreement, to which it is a party, and (iv) reaffirms pledge of and/or grant of a security interest in its assets constituting Collateral under the Non-U.S. Security Agreements to secure the Non-U.S. EMEA Credit Party Obligations and acknowledges and agrees that such pledge and/or grant continue in full force and effect in respect of, and to secure, the Non-U.S. EMEA Credit Party Obligations.
SECTION 6.    Representations and Warranties of the Borrowers. To induce the Consenting Lenders to execute and deliver this Amendment, each of the Borrowers represents and warrants that:
(a)    the execution, delivery and performance by such Borrower of this Amendment and all documents and instruments delivered in connection herewith have been duly authorized by such Borrower, this Amendment has been duly executed and delivered by such Borrower, and this Amendment and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Borrower enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and
(b) neither the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower’s organizational documents or (ii) any applicable laws.
SECTION 7.    Amendments. This Amendment may be modified, amended or supplemented only by an instrument in writing signed by the Borrowers and the Requisite Forbearing Lenders. Any provision in this Amendment may be waived by an instrument in writing signed by the Party against whom such waiver is to be effective, and any date or deadline set forth herein may be extended by written consent of the Requisite Forbearing Lenders (which may be evidenced by email from counsel); provided that the extension of the Lender Forbearance Period with respect to any of the Existing Secured Hedge Providers shall require the written consent of such Existing Secured Hedge Provider (which may be evidenced by email from Jones Day, counsel to the Existing Secured Hedge Providers) to the extent set forth in clause (2) of the definition of “Termination Event” in the Forbearance Agreement.

SECTION 8.    GOVERNING LAW; CONSENT TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 11.08 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
SECTION 9.    Construction. This Amendment and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties. Neither the provisions of this Amendment or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties represents and declares that such party has carefully read this Amendment and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The Parties acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Amendment and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”
SECTION 10.    Counterparts. This Amendment may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 11.    Severability. If any provision of this Amendment or the Credit Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the Credit Agreement shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 12.    Time of Essence. Time is of the essence in the performance of the obligations of the Parties hereunder and with respect to all conditions to be satisfied by such Parties.
SECTION 13.    Further Assurances. Each of the Borrowers agrees to take all further actions and execute all further documents as the Required Lenders or Required Revolving Lenders may from time to time reasonably request to carry out the transactions contemplated by this Amendment and all other agreements executed and delivered in connection herewith.

SECTION 14.    Section Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.
SECTION 15.    Notices. Except as set forth herein, all notices, requests, and demands to or upon the respective Parties shall be given in accordance with the Credit Agreement or in such other manner and to such persons as agreed upon by the Parties.
SECTION 16.    Assignments. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Forbearing Lenders and their respective successors and assigns.
SECTION 17.    Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between the Borrowers and the Forbearing Lenders. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the Parties. No person other than a Party hereto is intended to be a beneficiary hereof and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Amendment.
SECTION 18.    Final Agreement. THIS AMENDMENT, THE FORBEARANCE AGREEMENT, THE CREDIT AGREEMENT AND ANY APPLICABLE SECURED HEDGE AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES (AS APPLICABLE) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Amendment has been executed by the Parties hereto as of the date first written above.

                        GTT COMMUNICATIONS, INC.

By:        /s/ Donna Granato                                     Name: Donna Granato
        Title: Interim Chief Financial Officer

                        GTT COMMUNICATIONS B.V.

By:        /s/ Donna Granato                                Name: Donna Granato
        Title: Director

GTT AMERICAS, LLC
GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC
ELECTRA LTD.
CORE180, LLC
COMMUNICATION DECISIONS – SNVC, LLC
GC PIVOTAL, LLC
GTT REMAINCO, LLC
GTT APOLLO, LLC
GTT APOLLO HOLDINGS, LLC
INTEROUTE US LLC

By:        /s/ Donna Granato                                Name: Donna Granato
Title: Vice President, Treasurer, Secretary and Chief Financial Officer
GTT – First Amendment to Fourth Lender Forbearance Agreement

    KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:        /s/ Eric W. Domin                                Name: Eric W. Domin
        Title: Vice President

GTT – First Amendment to Fourth Lender Forbearance Agreement